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                                                                    EXHIBIT 99.2

                                   AMFM INC.

        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMFM INC. FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2000.

    The undersigned stockholder of AMFM Inc., a Delaware corporation ("AMFM"), hereby appoints Thomas O. Hicks and William S. Banowsky, Jr., and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of common stock, par value $0.01 per share, of AMFM which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on April 26, 2000, and any adjournments thereof:

    1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 2, 1999 (the "Merger Agreement"), by and among Clear Channel Communications, Inc., a Texas corporation ("Clear Channel"), CCU Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and AMFM pursuant to which, among other things, (1) Merger Sub will be merged with and into AMFM, with AMFM surviving the merger as a wholly-owned subsidiary of Clear Channel, (2) each outstanding share of AMFM common stock outstanding immediately prior to the merger will be converted into 0.94 shares of Clear Channel common stock, and (3) each AMFM stock option and warrant that is outstanding immediately prior to the merger will be assumed by Clear Channel and thereafter be deemed to be an option or warrant to purchase shares of Clear Channel common stock in such amount and at such exercise price as set forth in the Merger Agreement.

   [ ]  FOR                     [ ]  AGAINST                     [ ]  ABSTAIN

    2. In the discretion of the proxy holders, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

            (Continued and to be dated and signed on the other side)

    THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS VOTED "AGAINST" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, SUCH DISCRETIONARY AUTHORITY WILL NOT BE USED TO VOTE THIS PROXY FOR THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF AMFM VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                                 Signature:

                                                 -------------------------------

                                                 -------------------------------

                                                 Date:                    , 2000
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                                                 NOTE: Please sign exactly as
                                                 name appears hereon. Joint
                                                 owners should each sign. When
                                                 signing in a fiduciary or
                                                 representative capacity, please
                                                 give full title as such.